Exhibit 99.1

R1 RCM Reports Second Quarter 2017 Results
CHICAGO - August 2, 2017 - R1 RCM Inc. (“R1” or the “Company”) (NASDAQ: RCM), a leading provider of revenue cycle management and physician advisory services to healthcare providers, today announced results for the three months ended June 30, 2017.
Second Quarter 2017 Results:

•	GAAP net services revenue of $99.4 million

•	GAAP net loss of $6.7 million

•	Adjusted EBITDA of negative $3.3 million, compared to net cash generated from customer contracting activities of negative $17.4 million for the second quarter of 2016.
“We generated our fourth consecutive quarter of revenue growth this quarter and our momentum is strong,” said Joe Flanagan, President and Chief Executive Officer of R1. “Our core revenue cycle business and our physician advisory services business are both executing well. We are on track to turn to positive adjusted EBITDA and free cash flow in the second half of 2017, and on a sustained basis as we turn to 2018 and beyond.”
“I’m very pleased with our results for the second quarter,” added Chris Ricaurte, Chief Financial Officer and Treasurer of R1. “Given our performance in the first half of 2017, we are on track to exceed the high end of revenue guidance we provided at the start of the year, and expect to deliver adjusted EBITDA at the high end of our guidance range.”
2017 Outlook
For 2017, R1 currently expects to generate:

•	Revenue of between $425 million and $450 million

•	GAAP operating loss of $25 million to $30 million

•	Adjusted EBITDA of $0 to positive $5 million
Conference Call and Webcast Details
R1’s management team will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 877-880-5884 (631-601-2894 outside the U.S. and Canada) using conference code number 56836756. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at r1rcm.com.

Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this press release.
For the three months and six months ended June 30, 2017: As of January 1, 2017, the Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606). Subsequent to adoption of Topic 606, the non-GAAP financial measure referenced in the press release is adjusted EBITDA. Adjusted EBITDA is defined as GAAP net income before net interest income, income tax provision, depreciation and amortization expense, share-based compensation expense, and severance & certain other items.
For the three months and six months ended June 30, 2016: Prior to the adoption of Topic 606, non-GAAP financial measures utilized by the company included gross cash generated from customer contracting activities, and net cash generated from customer contacting activities. Gross cash generated from customer contracting activities was defined as GAAP net services revenue, plus the change in deferred customer billings. Accordingly, gross cash generated from customer contracting activities is the sum of (i) invoiced or accrued net operating fees, (ii) cash collections on incentive fees and (iii) other services fees. Net cash generated from customer contracting activities was defined as net income before net interest income, income tax provision, depreciation and amortization expense, share-based compensation expense, and severance & certain other items. Deferred customer billings include the portion of both (i) invoiced or accrued net operating fees and (ii) cash collections of incentive fees, in each case, that have not met our revenue recognition criteria. Deferred customer billings are included in the detail of our customer liabilities and customer liabilities - related party balance in the consolidated balance sheets available in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2016.
Our Board and management team use non-GAAP measures as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations; and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Table 4 presents a reconciliation of GAAP net income to adjusted EBITDA, and GAAP net income to net cash generated from customer contracting activities. Adjusted EBITDA and net cash generated from customer contacting activities are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,”

“estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to successful integration of transitioned Ascension employees, ability to achieve or maintain profitability and retain existing customers or acquire new customers, implementation of our technologies or services with our customers or implementation costs that exceed our expectations, fluctuations in our quarterly results of operations and cash flows, as well as the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016, our 2017 quarterly reports on Form 10-Q and any other periodic reports that the Company files with the Securities and Exchange Commission.
About R1 RCM
R1 serves as the one revenue cycle management partner for select hospitals and healthcare systems regardless of their payment models, patient engagement strategies or settings of care. The company uses a proven operating model based on the R1 Performance StackSM designed to fit seamlessly into any healthcare organization’s infrastructure and to enhance the patient experience, improve provider economics and provide revenue predictability. To learn more, visit r1rcm.com.

Contact:
R1 RCM Inc.
Investor and Media Relations:
Atif Rahim
312.324.5476
investorrelations@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$132.4	$181.2
Accounts receivable, net	7.2	4.0
Accounts receivable, net - related party	16.3	1.8
Prepaid income taxes	0.4	3.8
Prepaid expenses and other current assets	19.1	13.8
Total current assets	175.4	204.6
Property, equipment and software, net	50.6	32.8
Non-current deferred tax asset	104.3	169.9
Restricted cash	1.5	1.5
Other assets	10.0	6.3
Total assets	$341.8	$415.1

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$6.8	$7.9
Current portion of customer liabilities	1.0	69.7
Current portion of customer liabilities - related party	10.9	14.2
Accrued compensation and benefits	24.5	24.8
Other accrued expenses	16.2	18.5
Total current liabilities	59.4	135.1
Non-current portion of customer liabilities	0.5	1.0
Non-current portion of customer liabilities - related party	8.3	110.0
Other non-current liabilities	12.6	9.7
Total liabilities	80.8	255.8

Preferred Stock	180.3	171.6
Stockholders’ equity (deficit):
Common stock	1.2	1.2
Additional paid-in capital	341.7	349.2
Accumulated deficit	(200.7)	(304.7)
Accumulated other comprehensive loss	(2.0)	(2.8)
Treasury stock	(59.5)	(55.2)
Total stockholders’ equity (deficit)	80.7	(12.3)
Total liabilities and stockholders’ equity (deficit)	341.8	415.1

Table 2
R1 RCM Inc.
Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
RCM services: net operating fees	80.1	2.6	150.8	251.3
RCM services: incentive fees	7.1	—	12.7	98.0
RCM services: other	4.1	2.1	7.0	4.5
Other services fees	8.1	4.0	15.8	7.1
Net services revenue	99.4	8.7	186.3	360.9
Operating expenses:
Cost of services	96.4	45.1	177.3	90.2
Selling, general and administrative	12.2	24.6	26.5	42.2
Other	1.0	8.7	1.2	19.5
Total operating expenses	109.6	78.4	205.0	151.9
Income (loss) from operations	(10.2)	(69.7)	(18.7)	209.0
Net interest income	—	—	0.1	0.1
Income (loss) before income tax provision	(10.2)	(69.7)	(18.6)	209.1
Income tax provision (benefit)	(3.5)	(28.9)	(3.6)	82.5
Net income (loss)	(6.7)	(40.8)	(15.0)	126.6

Net income (loss) per common share:
Basic	$(0.11)	$0.45	$(0.23)	$0.45
Diluted	$(0.11)	$0.45	$(0.23)	$0.45
Weighted average shares used in calculating net income (loss) per common share:
Basic	102,467,078	99,414,066	101,918,797	98,851,934
Diluted	102,467,078	99,414,066	101,918,797	99,951,394

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended June 30,
	2017	2016
	(Unaudited)
Operating activities
Net income (loss)	$(15.0)	$126.6
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	7.0	4.6
Share-based compensation	5.9	20.4
Loss on disposal	0.2	—
Provision (recovery) for doubtful accounts	0.1	—
Deferred income taxes	(4.1)	82.4
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(13.2)	3.6
Prepaid income taxes	3.5	0.5
Prepaid expenses and other assets	(9.2)	(3.4)
Accounts payable	(2.3)	(1.5)
Accrued compensation and benefits	(0.4)	7.2
Other liabilities	(0.4)	5.1
Customer liabilities and customer liabilities - related party	5.0	(298.0)
Net cash (used in) provided by operating activities	(22.9)	(52.5)
Investing activities
Purchases of property, equipment, and software	(23.2)	(7.1)
Proceeds from maturation of short-term investments	—	1.0
Net cash used in investing activities	(23.2)	(6.1)
Financing activities
Series A convertible preferred stock and warrant issuance, net of issuance costs	—	178.7
Exercise of vested stock options	—	0.1
Purchase of treasury stock	(1.2)	—
Shares withheld for taxes	(1.9)	(2.0)
Net cash (used in) provided by financing activities	(3.1)	176.8
Effect of exchange rate changes in cash	0.4	—
Net increase (decrease) in cash and cash equivalents	(48.8)	118.2
Cash and cash equivalents, at beginning of period	181.2	103.5
Cash and cash equivalents, at end of period	$132.4	$221.7

Table 4
R1 RCM Inc.
Reconciliation of GAAP to Non-GAAP
(In millions)

	Three Months Ended June 30,		2017 vs. 2016 Change		Six Months Ended June 30,		2017 vs. 2016 Change
	2017	2016	Amount	%	2017	2016	Amount	%
	(In millions except percentages)
RCM services: net operating fees	$80.1	$2.6	$77.5	n.m.	150.8	251.3	$(100.5)	(40.0)%
RCM services: incentive fees	7.1	—	7.1	n.m.	12.7	98.0	(85.3)	(87.0)%
RCM services: other	4.1	2.1	2.0	95.2%	7.0	4.5	2.5	55.6%
Other services fees	8.1	4.0	4.1	102.5%	15.8	7.1	8.7	122.5%
Net services revenue	99.4	8.7	90.7	n.m.	186.3	360.9	(174.6)	(48.4)%
Change in deferred customer billings (non-GAAP)	n.a.	29.6	n.m.	n.m.	n.a.	(281.8)	n.m.	n.m.
Gross cash generated from customer contracting activities (non-GAAP)	n.a.	$38.3	n.m.	n.m.	n.a.	79.1	n.m.	n.m.

Net income (loss)	(6.7)	(40.8)	$34.1	(83.6)%	(15.0)	126.6	$(141.6)	(111.8)%
Net interest income	—	—	—	—%	$(0.1)	0.1	(0.2)	(200.0)%
Income tax provision (benefit)	(3.5)	(28.9)	25.4	(87.9)%	(3.6)	82.5	(86.1)	(104.4)%
Depreciation and amortization expense	3.8	2.4	1.4	58.3%	7.0	4.6	2.4	52.2%
Share-based compensation expense	2.1	11.8	(9.7)	(82.2)%	5.8	18.7	(12.9)	(69.0)%
Other	1.0	8.7	(7.7)	(88.5)%	1.2	19.5	(18.3)	(93.8)%
Adjusted EBITDA (non-GAAP)	(3.3)	(46.8)	43.5	(92.9)%	(4.7)	251.8	(256.5)	(101.9)%
Change in deferred customer billings (non-GAAP)	n.a.	29.6	n.m.	n.m.	n.a.	(281.8)	n.m.	n.m.
Net cash generated from customer contracting activities	n.a	$(17.4)	n.m.	n.m.	n.a	$(30.0)	n.m.	n.m.

n.m. - not meaningful
n.a. - Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross and net cash generated from customer contracting activities, that was utilized by the Company in 2016, is not applicable for 2017. Gross and net cash generated from customer contracting activities has been provided for the three and six months ended June 30, 2016 as they are the most comparable metric to net services revenue and adjusted EBTIDA for the three and six months ended June 30, 2017.

Due to rounding, numbers presented in this document may not add up precisely to the totals provided.

Table 5
R1 RCM Inc.
Share-Based Compensation Expense Allocation Details
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Cost of services	$1.0	$1.5	$2.1	$3.5
Selling, general and administrative	1.1	10.3	3.6	15.2
Other	0.1	1.8	0.1	1.8
Total share-based compensation expense	$2.2	$13.6	$5.8	$20.5

Table 6
R1 RCM Inc.
Depreciation and Amortization Expense Allocation Details
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Cost of services	$3.5	$2.2	$6.4	$4.3
Selling, general and administrative	0.3	0.1	0.6	0.3
Total depreciation and amortization expense	$3.8	$2.3	$7.0	$4.6

Table 7
R1 RCM Inc.
Reconciliation of GAAP Net Services Revenue to Non-GAAP Gross Cash Generated from Customer Contracting Activities
(In millions)

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	Net Services Revenue	Change in deferred customer billings	Gross cash generated (1)	Net Services Revenue	Change in deferred customer billings	Gross cash generated (1)
RCM services: net operating fees	2.6	21.3	23.9	251.3	(202.6)	48.7
RCM services: incentive fees	—	7.4	7.4	98.0	(81.8)	16.2
RCM services: other	2.1	0.9	3.0	4.5	2.6	7.1
Other services fees	4.0	—	4.0	7.1	—	7.1
Total	8.7	29.6	38.3	360.9	(281.8)	79.1
(1) Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross cash generated from customer contracting activities that was utilized by the Company in 2016 is not applicable for 2017. Gross cash generated from customer contracting activities has been provided for the three and six months ended June 30, 2016 as it is the most comparable metric to net services revenue for the three and six months ended June 30, 2017.

Table 8
R1 RCM Inc.
Consolidated Non-GAAP Financial Information
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
RCM services: net operating fees	80.1	23.9	150.8	48.7
RCM services: incentive fees	7.1	7.4	12.7	16.2
RCM services: other	4.1	3.0	7.0	7.1
Other services fees	8.1	4.0	15.8	7.1
Net services revenue (GAAP) (2017), Gross cash generated from customer contracting activities (non-GAAP) (2016) (2)	99.4	38.3	186.3	79.1

Operating expenses (1) :
Cost of services (non-GAAP)	91.9	41.4	168.7	82.4
Selling, general and administrative (non-GAAP)	10.8	14.3	22.3	26.7
Sub-total	102.7	55.7	191.0	109.1

Adjusted EBITDA (non-GAAP) (2017), Net cash generated from customer contracting activities (non-GAAP) (2016) (2)	(3.3)	(17.4)	(4.7)	(30.0)

(1) Excludes share-based compensation, depreciation and amortization and other costs
(2) Due to the adoption of Topic 606 as of January 1, 2017, the non-GAAP measure of gross and net cash generated from customer contracting activities that were utilized by the Company in 2016 are not applicable for 2017. Gross and net cash generated from customer contracting activities have been provided for the three and six months ended June 30, 2016 as they are the most comparable metric to net services revenue and adjusted EBITDA, respectively, for the three and six months ended June 30, 2017.